Exhibit 99.3

FOR IMMEDIATE RELEASE	Contact:
Brad Shepherd, Director, Investor Relations
(617) 796-8234

Senior Housing Properties Trust Enters Purchase and Lease Transaction for $112.4 Million and Amends Certain Management Arrangements

Newton, MA (June 29, 2016): Senior Housing Properties Trust (NYSE:  SNH) today announced that it has entered a $112.4 million purchase and lease transaction for seven assisted living communities (545 living units) located in four states (North Carolina: 3; South Carolina: 2; Tennessee: 1; and Virginia: 1).  The communities are leased under a combination lease that expires at year end 2028, plus renewal options thereafter.  The initial annual rent payable to SNH under the lease will be $8.4 million/yr., or approximately 7.5% of the purchase price.  Starting after 2017, the rent may increase based upon a percentage of gross revenue increases realized by operations at the leased communities.

The tenant under the lease will be a subsidiary of Five Star Quality Care, Inc. (NYSE:  FVE) and the lease obligations will be guaranteed by Five Star.

SNH funded the purchase of the seven communities with cash on hand and drawings under its $1 billion unsecured revolving credit facility.

Simultaneously with the purchase and lease transaction, SNH and Five Star amended agreements pursuant to which Five Star acts as the manager of certain senior living communities which are operated for the account of SNH’s taxable subsidiaries, or TRSs.  The principal effects of these amendments is to adjust, effective July 1, 2016, certain calculations of management fees payable by SNH to Five Star for the 63 communities which Five Star manages for SNH’s TRSs.  The change in the formulas for calculating these management fees is not expected to have a material impact upon SNH’s earnings from the managed communities, but SNH believes that the revised fee formulas may create incentives for improved performance by Five Star in the future.

“SNH is pleased to add these quality assets that produce attractive returns with solid rent coverage to its triple net leased senior living portfolio,” said David Hegarty, President and Chief Operating Officer of SNH.  “These assets fit within our investment strategy of owning high quality private pay senior living assets.  Additionally, we believe the amendments to the TRS arrangements provide our operator with enhanced incentives to improve performance at our managed communities.”

Five Star was formerly SNH’s wholly owned subsidiary until Five Star’s shares were distributed to SNH shareholders.  SNH is currently Five Star’s largest shareholder, owning 4,235,000 Five Star common shares (8.6% of the Five Star shares outstanding).  One of the Trustees of SNH is also a Director of Five Star, and both SNH and Five Star have contracted for management services from The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (NASDAQ:  RMR).  Because of these historical and continuing relationships, the terms of the purchase and lease transaction and the amendments to the management arrangements described in this press release were negotiated and approved by Special Committees of Independent Trustees of SNH and Independent Directors of Five Star who are not also Trustees or Directors of the other party and who are independent of RMR, and these Committees were represented by separate legal counsel.

Senior Housing Properties Trust is a real estate investment trust, or REIT, which owns senior living communities, medical office buildings and wellness centers located throughout the United States.  SNH is managed by the operating subsidiary of The RMR Group Inc. (NASDAQ:  RMR), an alternative asset management company, which is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES STATEMENTS AND HAS IMPLICATIONS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS BELIEVES, EXPECTS, INTENDS, ANTICIPATES, ESTIMATES, WILL, MAY OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S CURRENT INTENT, BELIEFS, OR EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE STATED OR IMPLIED BY FORWARD LOOKING STATEMENTS.  FOR EXAMPLE:

•    THIS PRESS RELEASE STATES THAT THE RENT PAYABLE BY FIVE STAR FOR THE SEVEN COMMUNITIES THAT SNH HAS ACQUIRED MAY INCREASE STARTING AFTER 2017.  SUCH RENT INCREASES UNDER THE LEASE ARE DETERMINED BASED UPON A PERCENTAGE OF REVENUE INCREASES AT THE LEASED COMMUNITIES.  IT IS IMPOSSIBLE TO KNOW WHETHER FUTURE REVENUES AT THE LEASED COMMUNITIES WILL INCREASE AND, IN FACT, FUTURE RENTS MAY NOT INCREASE.

•    THIS PRESS RELEASE STATES THAT THE CHANGES MADE IN THE CONTRACTS PURSUANT TO WHICH FIVE STAR MANAGES SENIOR LIVING COMMUNITIES FOR SNH ARE NOT EXPECTED TO HAVE A MATERIAL IMPACT UPON SNH’S EARNINGS FROM THE MANAGED COMMUNITIES AND THAT THE REVISED FORMULAS FOR CALCULATING FIVE STAR’S MANAGEMENT FEES MAY CREATE INCENTIVES FOR IMPROVED PERFORMANCE BY FIVE STAR IN THE FUTURE.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT SNH WILL BENEFIT FROM THESE CHANGES.  IN FACT, FIVE STAR WILL REALIZE SOME IMMEDIATE BENEFITS FROM CHANGES TO THE MANAGEMENT ARRANGEMENTS FOR CERTAIN COMMUNITIES AND THE BENEFITS WHICH SNH MAY REALIZE FROM THE IMPROVED INCENTIVES DEPEND UPON FIVE STAR’S OWN FUTURE PERFORMANCE.  ACCORDINGLY, THERE CAN

BE NO ASSURANCE THAT SNH WILL BENEFIT FROM THE CHANGES MADE TO THE CONTRACTS UNDER WHICH FIVE STAR MANAGES COMMUNITIES.

•    THIS PRESS RELEASE STATES THAT THE TERMS OF THE TRANSACTIONS ANNOUNCED TODAY WERE NEGOTIATED AND APPROVED BY SPECIAL COMMITTEES OF SNH’S INDEPENDENT TRUSTEES AND FIVE STAR’S INDEPENDENT DIRECTORS WHO ARE NOT ALSO TRUSTEES OR DIRECTORS OF THE OTHER PARTY AND WHO ARE INDEPENDENT OF RMR, AND THAT THESE COMMITTEES WERE REPRESENTED BY SEPARATE LEGAL COUNSEL.  AN IMPLICATION OF THESE STATEMENTS IS THAT THE TERMS OF THESE TRANSACTIONS WERE SIMILAR TO THE TERMS THAT WOULD HAVE BEEN ACHIEVED BY NEGOTIATIONS BETWEEN UNRELATED PARTIES.  SNH CAN PROVIDE NO ASSURANCE THAT THE TERMS OF THESE TRANSACTIONS ARE THE SAME AS WOULD HAVE BEEN ACHIEVED BY NEGOTIATIONS BETWEEN UNRELATED PARTIES.  ALSO, THE FACT THAT THESE TERMS WERE NEGOTIATED AND APPROVED BETWEEN RELATED PARTIES MAY CAUSE SOMEONE TO CHALLENGE THESE AGREEMENTS AND SUCH CHALLENGES MAY BE EXPENSIVE TO DEFEND EVEN IF THE CHALLENGES ARE WITHOUT MERIT.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN SNH’S PERIODIC REPORTS OR INCORPORATED THEREIN, COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED OR IMPLIED IN THIS PRESS RELEASE.  SNH’S FILINGS WITH THE SEC ARE AVAILABLE AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

FOR THESE AND OTHER REASONS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS OR THEIR IMPLICATIONS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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